EXHIBIT 3(i).2

                          CERTIFICATE OF DESIGNATION OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                         QUEST GROUP INTERNATIONAL, INC.

         The undersigned, Craig Davis and Teresa Fackrell, hereby certify that:

         I. They are the duly elected and acting President and Secretary, respectively, of Quest Group International, Inc., a Nevada corporation (the "Company").

         II. The Certificate of Incorporation of the Company authorizes 5,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding.

         III. The following is a true and correct copy of resolutions duly adopted by the Board of Directors on October 11, 2001, which constituted all requisite action on the part of the Company for adoption of such resolutions.

                                   RESOLUTIONS

         WHEREAS, the Board of Directors of the Company (the "Board of Directors") is authorized to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof;

         WHEREAS, the Board of Directors desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series.

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the rights, preferences, privileges and restrictions relating to such series as follows:

         Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated shall be 1,000,000. The par value of each share of Preferred Stock shall be $.001. The holders of the Preferred Stock will have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Preferred Stock will not be subject to any sinking fund or other obligations of the Company to redeem or retire the Preferred Stock. The Preferred Stock will be perpetual.

         Section 2. Dividends. No dividends will be declared or paid on the Preferred Stock.

         Section 3. Voting Rights. Except as otherwise required by applicable law, all voting rights of the Company shall be vested in and exercised by the holders of the Company's common stock and Preferred Stock, voting as a single group, with each share of the Company's common stock being entitled to one (1) vote and each share of Preferred Stock being entitled to one hundred (100) votes.

         Section 4. Liquidation. The Preferred Stock will rank, with respect to right on liquidation, on parity with the Company's common stock and with all future series of preferred stock established on or after the date hereof by the Board of Directors which does not expressly provide that it ranks senior to or junior to the Preferred Stock as to rights on liquidations, winding-up and dissolution. Neither the sale or transfer of all or substantially all the assets of the Company, nor the merger or consolidation of the Company into or with any other corporation or a merger of any other corporation with or into the Company, will be deemed to be a liquidation, dissolution or winding up of the Company.

         Section 5. Conversion. The Preferred Stock is not convertible into shares of common stock or any other Company security.

         RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify, and file in Nevada, a Certificate of Designation in accordance with these resolutions and as required by law.

         IN WITNESS WHEREOF, Quest Group International, Inc. has caused this certificate to be signed by Craig Davis, its President, and Teresa Fackrell, its Secretary, this 18th day of October, 2001.

                                                QUEST GROUP INTERNATIONAL, INC.



                                                By   /s/ Craig Davis
                                                   ----------------------------
                                                   Craig Davis
                                                   President

State of Utah                       )
                                    ) ss.
County of Utah                      )

         On this 18th day of October, 2001, before me, the undersigned Notary Public, personally appeared Craig Davis, known to me to be the President of Quest Group International, Inc. and the person who signed this instrument, and who acknowledged that he signed this instrument as the free and voluntary act by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute this instrument and in fact executed this instrument on behalf of the corporation.

Notary:_____________________________

My Commission Expires:

                                                 QUEST GROUP INTERNATIONAL, INC.



                                                 By   /s/ Teresa Fackrell
                                                    ----------------------------
                                                     Teresa Fackrell
                                                     Secretary

State of Utah                       )
                                    ) ss.
County of Utah                      )

         On this 18th day of October, 2001, before me, the undersigned Notary Public, personally appeared Teresa Fackrell, known to me to be the Secretary of Quest Group International, Inc. and the person who signed this instrument, and who acknowledged that she signed this instrument as the free and voluntary act by resolution of its board of directors, for the uses and purposes therein mentioned, and on oath stated that she is authorized to execute this instrument and in fact executed this instrument on behalf of the corporation.

Notary:_____________________________

My Commission Expires:


                                       3